UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2015

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of Principal Executive Offices, including Zip Code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 25, 2015, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with HHI Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of CPSI (“Merger Sub”), HHI Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of CPSI (“Successor Sub”), Healthland Holding Inc., a Delaware corporation (“Healthland”), and AHR Holdings, LLC, a Delaware limited liability company and a stockholder of Healthland (“AHR”), solely in its capacity as security holder representative. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Healthland, with Healthland surviving as a direct wholly owned subsidiary of CPSI, and then Healthland will merge with and into Successor Sub, with Successor Sub surviving as a direct wholly owned subsidiary of CPSI (together, the “Integrated Mergers”). The Integrated Mergers are targeted to close during 2015. As discussed further below, concurrently with the execution and delivery of the Merger Agreement, AHR, which holds over 99% of the outstanding shares of common stock of Healthland and 100% of the outstanding shares of preferred stock of Healthland, together constituting more than 99% of the voting power of Healthland’s outstanding capital stock, entered into a Support Agreement with CPSI, in which AHR has agreed to approve the Merger Agreement, the Integrated Mergers and the other transactions contemplated thereby. Prior to and as a condition to the consummation of the Integrated Mergers, Healthland will acquire from Rycan Holdings, Inc., a Delaware corporation and an affiliate of Healthland (“Rycan Holdings”), all of the outstanding capital stock of Rycan Technologies, Inc., a Minnesota corporation (“Rycan”).

The aggregate consideration that CPSI has agreed to pay under the Merger Agreement is $250 million, consisting of (i) approximately $162 million in cash (subject to adjustment for working capital as set forth in the Merger Agreement), of which $10 million will be held in escrow, (ii) 1,976,722 shares of common stock of CPSI (“CPSI Common Stock”), of which 224,628 shares will be held in escrow, and (iii) options to be assumed by CPSI that will be exercisable for 177,444 shares of CPSI Common Stock, of which options to purchase 20,181 shares of CPSI Common Stock will be held in escrow. The attributed value of the shares of CPSI Common Stock to be issued to Healthland’s stockholders is based on the volume weighted average closing price of CPSI Common Stock over the 45 trading days ended on November 24, 2015. A portion of the cash consideration will be used to repay indebtedness and transaction expenses of Healthland and its subsidiaries and Rycan. At the effective time of the merger of Merger Sub with and into Healthland (the “First Step Merger”), each share of the capital stock of Healthland outstanding immediately prior to the effective time (other than shares owned by (i) Healthland or any of its subsidiaries (which will be cancelled) or (ii) stockholders of Healthland who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive a certain amount of cash and a specified number of shares of CPSI Common Stock.

Each share of CPSI Common Stock outstanding immediately prior to the effective time of the First Step Merger will remain outstanding and will not be affected by the Integrated Mergers. Upon completion of the Integrated Mergers, the former stockholders of Healthland will own approximately 14.9% of the outstanding shares of CPSI Common Stock (or approximately 15.7% on a fully diluted basis), assuming no changes to the number of shares of CPSI Common Stock outstanding between the date hereof and the completion of the Integrated Mergers other than the issuance of the share consideration pursuant to the First Step Merger.

In connection with the First Step Merger, each vested option to purchase shares of common stock of Healthland will be converted into (a) the right to receive, for each share of Heathland’s common stock covered by the option, a cash payment equal to the per share cash consideration paid to holders of Healthland common stock minus a portion of the per share exercise price of the option corresponding to the ratio of cash consideration to stock consideration paid under the Merger Agreement and (b) an option to acquire shares of CPSI Common Stock (as adjusted pursuant to the Merger Agreement). An aggregate of 177,444 shares of CPSI Common Stock will be issuable upon the exercise of the assumed Healthland options. Options to purchase shares of Healthland common stock that are unvested at the effective time of the First Step Merger will be cancelled for no consideration.

The Merger Agreement contains customary representations, warranties and covenants, including a covenant that each of the parties will use commercially reasonable efforts to cause the transactions contemplated by the Merger Agreement to be consummated. The Merger Agreement also requires CPSI and Healthland to conduct their respective businesses and operations according to the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Integrated Mergers, and prohibits certain actions by Healthland and its subsidiaries and Rycan without the consent of CPSI.

The obligations of the parties to consummate the Integrated Mergers are subject to satisfaction or waiver of customary closing conditions, including (i) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law, order or other legal restriction restraining or prohibiting the transactions contemplated by the Merger Agreement, (iii) the absence of any proceeding that would restrain or prohibit the transactions contemplated by the Merger Agreement, (iv) the accuracy of the representations and warranties of the parties to the Merger Agreement (subject to customary materiality qualifications), (v) the absence of any material adverse effect (as defined in the Merger Agreement) with respect to CPSI or Healthland and (vi) other customary closing conditions. The consummation of the Integrated Mergers is not subject to any financing condition.

Subject to certain exceptions, Healthland’s stockholders have agreed to indemnify CPSI for certain breaches of representations, warranties and covenants, certain pre-closing taxes and certain other enumerated items. Indemnification for breaches of representations and warranties, except for certain fundamental representations, is generally limited to the cash and shares of CPSI Common Stock held in escrow, and indemnification for other indemnifiable matters (including for breaches of the fundamental representations) is generally limited to $250 million.

The Merger Agreement also contains certain rights to terminate the Merger Agreement prior to the closing of the Integrated Mergers, including that, (a) the parties may terminate the transaction by mutual consent, and (b) either party will have the right to terminate the transaction if (i) a governmental entity takes final, non-appealable action prohibiting the Integrated Mergers or enacts any law that makes consummation of the closing illegal or otherwise prohibited, (ii) the other party breaches the Merger Agreement (under certain circumstances) or (iii) the closing has not occurred on or before February 8, 2016, or another date agreed by the parties, subject to certain exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Financing Commitment

CPSI intends to finance the cash consideration to be paid pursuant to the Merger Agreement with (i) cash on hand and (ii) the proceeds of a new credit facility. In connection therewith, CPSI has obtained a financing commitment (the “Commitment Letter”) from Regions Bank (the “Lender”), pursuant to which the Lender has committed to provide $175 million in senior secured credit facilities, comprised of a $125 million term loan and a $50 million revolving credit facility, to finance the Integrated Mergers. The obligations of the Lender to provide the funding under the Commitment Letter are subject to a number of customary conditions, including, without limitation, (i) execution and delivery of definitive documentation consistent with the Commitment Letter, (ii) the accuracy of certain representations and (iii) there shall not have occurred a Company Material Adverse Effect (as defined in the Merger Agreement). The termination date for the Commitment Letter is February 8, 2016.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Investor Agreement

Pursuant to the terms of the Merger Agreement, at the closing of the Integrated Mergers, Francisco Partners II, L.P., a Delaware limited partnership (“FP II”), Francisco Partners Parallel Fund II, L.P., a Delaware limited partnership (“FP II Parallel” and, together with FP II, the “FP Funds”), and AHR will enter into an Investor Agreement with CPSI (the “Investor Agreement”). The FP Funds hold all of the outstanding limited liability company interests of AHR. Subject to the terms and conditions set forth therein, the Investor Agreement provides AHR and the FP Funds with (i) demand and shelf registration rights with respect to the resale of shares of CPSI Common Stock received by AHR in the First Step Merger and (ii) certain “piggy-back” registration rights. AHR and the FP Funds are limited to no more than two underwritten takedowns off of an effective shelf registration statement pursuant to the Investor Agreement in any consecutive twelve-month period; there are no limitations on the number of shelf takedowns that are not underwritten. The Investor Agreement requires CPSI to file a shelf registration statement registering the resale of the shares of CPSI Common Stock received by AHR in the First Step Merger no later than 90 days after the closing of the Integrated Mergers, and to use its reasonable best efforts to cause such shelf registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 180 days of the closing of the Integrated Mergers and to remain effective until no more shares of CPSI Common Stock remain subject to the registration rights provided by the Investor Agreement.

The Investor Agreement also prohibits AHR and the FP Funds from selling or otherwise transferring any shares of CPSI Common Stock received in connection with the First Step Merger for a period of 180 days after the closing of the Integrated Mergers (the “Lock-Up Period”). Following the Lock-Up Period, AHR and the FP Funds collectively cannot sell or otherwise transfer more than 984,284 shares of CPSI Common Stock in any three-month period (subject to adjustment as provided for in the Investor Agreement), except pursuant to an underwritten public offering.

For so long as AHR, the FP Funds and their respective affiliates collectively beneficially own shares of CPSI Common Stock received in connection with the First Step Merger representing five percent or more of the total number of shares of CPSI Common Stock outstanding (the “Standstill Period”), AHR and the FP Funds will be subject to certain restrictions with respect to the acquisition of shares of CPSI Common Stock, certain transactions affecting CPSI and certain actions affecting the management of CPSI. Additionally, for a period commencing at the closing of the Integrated Mergers and ending on the earlier of June 15, 2018 and the conclusion of the Standstill Period, AHR and the FP Funds will be subject to certain voting requirements with respect to shares of CPSI Common Stock that they beneficially own.

The Investor Agreement will terminate upon the earlier of (i) the date that AHR and the FP Funds no longer hold shares of CPSI Common Stock subject to the registration rights provided by the Investor Agreement and (ii) the date that CPSI is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the SEC.

The foregoing description of the form of Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Investor Agreement, a copy of which is included as Exhibit C to the Merger Agreement (which is filed herewith as Exhibit 2.1) and is incorporated herein by reference.

Support Agreement

As referenced above, concurrently and in connection with entering into the Merger Agreement, CPSI, Merger Sub, Successor Sub, AHR and the FP Funds, as the holders of all the outstanding limited liability company interests of AHR, entered into a Support Agreement (the “Support Agreement”), pursuant to which, and subject to the conditions set forth therein, AHR and the FP Funds have agreed to, among other things, (i) the terms and conditions of the Merger Agreement and (ii) until the earlier of the effective time of the First Step Merger or the termination of the Merger Agreement in accordance with its terms, vote all shares of Healthland and Rycan Holdings capital stock owned by AHR, as well as any additional shares that AHR may acquire or own, (A) in favor of the adoption of the Merger Agreement, each of the actions contemplated by the Merger Agreement (including Healthland’s acquisition of Rycan) and any proposal or action that could reasonably be expected to facilitate the Integrated Mergers and the other transactions contemplated by the Merger Agreement, (B) against any proposal or action that is intended or could reasonably be expected to impede, delay, discourage or adversely affect the Integrated Mergers or any of the other transactions contemplated by the Merger Agreement and (C) against any acquisition, business combination, amalgamation, change of control, merger or other similar transaction involving Healthland or any of its subsidiaries or Rycan, whether structured as an asset sale, equity sale, merger or otherwise. AHR and the FP Funds are also subject to certain transfer restrictions and non-solicitation restrictions set forth in the Support Agreement. Under the Support Agreement, the FP Funds have agreed to guarantee all liabilities of AHR under the Merger Agreement and the Support Agreement and certain liabilities of the other stockholders of Healthland under the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Copies of the Merger Agreement (including the form of Investor Agreement that is attached as an exhibit to the Merger Agreement), the Commitment Letter and the Support Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about CPSI, Healthland or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, the Commitment Letter and the Support Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CPSI or Healthland or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CPSI’s public disclosures.

Item 3.02    Unregistered Sale of Securities.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, a portion of the consideration to be delivered to the stockholders of Healthland at the closing of the Integrated Mergers, subject to certain conditions, consists of 1,976,722 shares of CPSI Common Stock. These shares of CPSI Common Stock are expected to be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) thereunder.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 25, 2015, the Board of the Directors of CPSI (the “Board”) approved the appointment of Christopher L. Fowler, the President of TruBridge, LLC, a wholly-owned subsidiary of CPSI (“TruBridge”), as the Chief Operating Officer of CPSI, in addition to his continuing role as the President of TruBridge. Also effective November 25, 2015, the Board approved the appointment of David A. Dye, the Chief Financial Officer, Secretary and Treasurer of CPSI, as the Chief Growth Officer of CPSI, and the Board approved the appointment of Matt J. Chambless, the Director of Financial Reporting of CPSI, as the Chief Financial Officer, Secretary and Treasurer of CPSI.

Christopher L. Fowler, age 40, has served as the President of TruBridge since its formation in January 2013. Prior to the formation of TruBridge, Mr. Fowler served as CPSI’s Vice President—Business Management Services since March 2008. Mr. Fowler began his career with CPSI in May 2000 as a Software Support Representative and

later as a manager of Financial Software Services. From August 2004 until March 2008, Mr. Fowler served as Assistant Director and Director of Business Management Services of CPSI.

Matt J. Chambless, age 35, has served as the Director of Financial Reporting of CPSI since March 2012. Prior to joining CPSI, Mr. Chambless served as the Accounting Manager for Northside Hospital System from May 2011 until March 2012 and as an auditor, including an Audit Manager, for Grant Thornton, LLP from 2004 to May 2011.

There are no written employment agreements between any of Mr. Fowler, Mr. Dye or Mr. Chambless and CPSI. On November 25, 2015, the Board, at the recommendation of the Compensation Committee of the Board, approved and ratified, (i) an increase of Mr. Fowler’s base salary from $425,000 to $500,000, (ii) a decrease in Mr. Dye’s base salary from $504,000 to $425,000 and (iii) an increase in Mr. Chambless’s base salary to $325,000. As officers of CPSI, Mr. Fowler, Mr. Dye and Mr. Chambless are eligible to receive annual performance-based cash bonuses, time-based restricted stock and performance share awards pursuant to CPSI’s 2014 Incentive Plan, as well as to participate in CPSI’s regular benefit plans and programs. Mr. Fowler, Mr. Dye and Mr. Chambless do not have fixed terms of office and serve at the pleasure of the Board. There are no arrangements or understandings between any of Mr. Fowler, Mr. Dye or Mr. Chambless and any other person pursuant to which such individual was appointed to the positions described above.

Item 7.01. Regulation FD Disclosure.

On November 25, 2015, CPSI issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Certain statements herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding CPSI’s proposed acquisition of Healthland (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction) and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services growth of CPSI (and the combined businesses of CPSI and Healthland), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of CPSI based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from CPSI’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which CPSI is unable to predict or control, that may cause CPSI’s actual results, performance or plans with respect to Healthland to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in CPSI’s filings with the SEC.

Risks and uncertainties related to the proposed Integrated Mergers include, but are not limited to, risks related to CPSI’s ability to complete the acquisition of Healthland on the proposed terms and schedule (including risks relating to regulatory approvals for the transaction); whether CPSI or Healthland will be able to satisfy their respective closing conditions related to the acquisition; whether CPSI will obtain financing for the transaction on the expected timeline and terms; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; unexpected costs, liabilities, charges or expenses resulting from the proposed acquisition; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the impact of the issuance of CPSI’s common stock as consideration for the proposed transaction on CPSI’s current holders of common stock, including dilution of their ownership and voting interests; CPSI’s significantly increased level of indebtedness as a result of the proposed transaction, which could limit CPSI’s operating flexibility and opportunities; the inability to retain key personnel; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of CPSI’s common stock could decline.

Additional information concerning these and other factors can be found in CPSI’s filings with the SEC, including CPSI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. CPSI assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

2.1
Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., Healthland Holding Inc. and AHR Holdings, LLC.*

10.1	Commitment Letter, dated as of November 25, 2015, by and between Computer Programs and Systems, Inc. and Regions Bank.

10.2
Support Agreement, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., AHR Holdings, LLC, Francisco Partners II, L.P., and Francisco Partners Parallel Fund II, L.P.

99.1	Press Release dated November 25, 2015.
_______

*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: December 1, 2015                By: /s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

EXHIBIT INDEX

2.1
Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., Healthland Holding Inc. and AHR Holdings, LLC.*

10.1	Commitment Letter, dated as of November 25, 2015, by and between Computer Programs and Systems, Inc. and Regions Bank.

10.2
Support Agreement, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., AHR Holdings, LLC, Francisco Partners II, L.P., and Francisco Partners Parallel Fund II, L.P.

99.1	Press Release dated November 25, 2015.
_______

*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.